UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 6, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 920-3500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 6, 2011, Ener1, Inc. (the “Company”) received a written notice from The NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with the continued listing requirements of NASDAQ Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the bid price of the Company’s Common Stock (listed on the NASDAQ Global Select Market under the symbol “HEV”) closed below the minimum $1.00 per share for the 30 consecutive business days preceding September 6, 2011.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 5, 2012, to regain compliance with the Minimum Bid Price Rule. During the 180 day period, the Company’s Common Stock will continue to trade on the NASDAQ Global Select Market.

If at any time before March 5, 2012, the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of ten consecutive business days, NASDAQ will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule by March 5, 2012, NASDAQ will notify the Company that its Common Stock will be delisted from the Nasdaq Global Select Market.  NASDAQ Listing Rules would then permit the Company to appeal any delisting determination by the NASDAQ staff to a NASDAQ Hearings Panel.

The Company intends to actively evaluate and monitor the closing bid price for its Common Stock between now and March 5, 2012, and consider implementation of various options available to the Company if its Common Stock does not trade at a level that is likely to regain compliance, which may include applying for an extension of the compliance period or an appeal to a NASDAQ Hearings Panel, but no decisions have been made at this time.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 9, 2011	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer, Chairman